UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 1, 2025

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 31, 2025, Hyperscale Data, Inc. (the “Company”) filed a Certificate of Designation, Rights and Preferences (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The following is a summary description of those terms and the general effect of the issuance of the shares of Series F Preferred Stock on the Company’s other classes of registered securities.

There are sixty thousand (60,000) shares of the Series B Preferred Stock designated.

Description of the Series B Preferred Stock

Conversion Rights

Each share of Series B Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Common Stock (the “Conversion Shares”) at a at a conversion price equal the lesser of a 25% discount to the Company’s Volume Weighted Average Price during the five trading days immediately prior to (A) the Execution Date or (B) the date of conversion into shares of Common Stock, but not greater than $10.00 per share (the “Maximum Price”), which Maximum Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions (the “Conversion Price”). Notwithstanding the foregoing, in no event shall the Series B Preferred Stock be convertible at less than $0.40 (the “Floor Price”). The Conversion Price is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The Floor Price will not be adjusted for stock dividends, stock splits, stock combinations or similar transactions.

Voting Rights

The holders of the Series B Preferred Stock are entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Corporation Law and the NYSE American (at times referred to as the “Exchange”), provided however, that for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series B Convertible Preferred Stock is entitled to cast, shall not be lower than $2.44 (the “Voting Floor Price”), which represents the closing sale price of the Common Stock on the trading day immediately prior to the Execution Date. The Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

Dividend Rights

The holders of Series B Convertible Preferred Stock are entitled to cumulative cash dividends at an annual rate of 15%, or $150.00 per share, based on the stated value per share. Dividends shall accrue from the date of the Initial Tranche Closing, for as long as any shares of Series B Preferred Stock remain issued and outstanding and are payable monthly in arrears. For the first two years, the Company may elect to pay the dividend amount in Common Stock (the “PIK Shares”) rather than cash, with the number of shares of Common Stock issued at the Conversion Price at the date that the dividend payment is due. Dividends will accrue regardless of the Company’s earnings or funds availability and will not exceed the full cumulative dividends.

Liquidation Rights

In the event of liquidation, dissolution, or winding up of the Company, the holders of Series B Preferred Stock have a preferential right to receive an amount equal to the stated value per share of Series B Preferred Stock before any distribution to other classes of capital stock, provided, however, that it ranks on a pari passu basis with the Series C Preferred Stock and the Series G Preferred Stock. If the assets are insufficient, the distribution will be prorated among the holders of Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock. The remaining assets will be distributed pro rata to the holders of outstanding Capital Stock and all holders of Series B Preferred Stock as if they had converted their Series B Preferred Stock into Common Stock. The Series B Preferred Stock rank senior over other classes of preferred stock, including the Series A, D, E and F Preferred Stock. Additionally, any transaction that constitutes a change of control transaction shall be deemed to be a liquidation under the Certificate of Designation of the Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”).

The Certificate of Designation became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Certificate of Designation is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights relating to the Series B Convertible Preferred Stock, dated March 31, 2025.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: April 1, 2025	/s/ Henry Nisser
Henry Nisser President and General Counsel